Exhibit 10.9
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                     PURCHASE, LEASE, AND SERVICE AGREEMENT


         THIS PURCHASE, LEASE, AND SERVICE AGREEMENT (the "Agreement") made as of this 2nd day of October, 2000, by and between DKS Holding Corp., a corporation organized and existing under the laws of New York, with offices at 131 West 35th Street (5th floor), New York, New York (hereinafter referred to as "DKS"), DKS Ltd., a corporation organized and existing under the laws of New York, with offices at 131 West 35th Street (5th floor), New York, New York (hereinafter referred to as ("Ltd"), Kalman Strobel, an individual, being a resident of New York (hereinafter referred to as "Kalman") and UVGI-I, Inc., a corporation organized and existing under the laws of Delaware with offices located at 131 West 35th Street (5th floor), New York, New York (hereinafter referred to as (UVGI")

                                   WITNESSETH

      WHEREAS, DKS is the owner of all of the outstanding shares of NIGT, Inc., a corporation organized and existing under the laws of Delaware, with offices at 131 West 35th Street (5th floor), New York, New York (hereinafter referred to as "NIGT"); and

      WHEREAS, DKS is a newly formed corporation that has not engaged in any business, has no liabilities, and is the owner of all of the outstanding shares of NIGT, free and clear of any liens and encumbrances; and

      WHEREAS, NIGT is a newly formed corporation that has not engaged in any business, has no liabilities, and is the owner of the "good will", customer lists, pricing lists, customer records and orders, suppliers lists, seller identification numbers, furniture, fixtures, computers, phone system, security system, service agreements and governmental permits, if any, set forth on Exhibit A hereto, utilized by entities controlled by Kalman in the jewelry business (the "Assets") free and clear of liens and encumbrances other than the blanket security interest of Sterling National Bank in such Assets; and

      WHEREAS, UVGI or its designee desires to purchase all of the outstanding shares of NIGT from DKS for the consideration set forth below in Section 1, engage Kalman as an independent contractor to assist it in deploying and utilizing the Assets effectively, and sub-sublease space at 131 West 35th Street from Ltd, for the exploitation of the Assets in the conduct of the jewelry business.

      NOW, THEREFORE, the following is agreed to:

1. Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, at the closing, DKS will sell, assign and transfer all of the shares of NIGT to UVGI or designee for $750,000.

2. Execution and Entry into Sublease. Subject to the terms and conditions of this Agreement, at the closing, Ltd and UVGI, or designee, will enter into the sub-sublease attached hereto as Exhibit B (hereinafter referred to as the "Commercial COOP Sublease"). Such sub-sublease will not become effective, under its terms, until the occurrence of the condition precedent stated therein.

3. Execution and Entry into Independent Contractor's Agreement. Subject to the terms and





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conditions of this Agreement Kalman and UVGI or designee will enter into the
Independent Contractor's Agreement attached hereto as Exhibit C (hereinafter referred to as the "Independent Contractor's Agreement").

4. Purchase Price of the NIGT shares. The purchase price for the NIGT shares is $750,000 which will be paid by UVGI or designee, at the closing, through: (a) a $250,000 certified or official bank check (such check is to be endorsed over to Sterling National Bank ("Sterling"); (b) application of $200,000 heretofore advanced to Kalman and AKS International AA Corp. by an affiliate of UVGI for the benefit of AKS Jewelry Manufacturing Corp. and evidenced by two promissory notes which notes are to be marked cancelled and returned, at the closing, to AKS International AA Corp. and Kalman; and (c) the promissory note, in the sum of $300,000.00, in form attached hereto as Exhibit D, payment of which is guaranteed by Isaac Nussen and George Weisz. The proceeds of such note will be applied when paid, to reduce AKS Jewelry Manufacturing Corp.'s secured indebtedness to Sterling against the release by Sterling of its secured position in the Assets thus freeing the Assets being acquired hereunder from recorded liens and encumbrances. An Escrow Agreement in the form annexed hereto as Exhibit E shall serve as additional assurance that UVGI or its designee will fulfill its commitments under the promissory note.

5. The Closing. The Closing will take place at the office of Gerald Gross, Esq., 1140 Avenue of the America's (18th floor), New York, New York simultaneously with the execution of this Agreement at 10 A. M., October 2, 2000, or at such other time as the parties may agree.

6.    Closing Obligations and Conditions.

     A. DKS will: (a) assign, deliver, transfer and set over, to UVGI, or designee, good and marketable title to all of the outstanding shares of NIGT, free and clear of all liens and encumbrances;
(b) deliver an Officer's Certificate certifying that to the best of such Officer's knowledge:

  (i) each of DKS and NIGT, its wholly owned subsidiary, is a corporation validly existing and in good standing in the jurisdiction in which each was incorporated;
  (ii) that NIGT has full power to own, use and operate the Assets formerly used in AKS Jewelry Manufacturing Corp. and AKS International AA Corp. business;
 (iii) that the Assets owned by NIGH are owned free and clear of any lien, claims and encumbrances other than that of Sterling;
  (iv) that there are currently no actions, suits, arbitrations, or other proceedings, or investigations, pending, or threatened against NIGT, or DKS, or affecting the Assets and their use other than a case involving AKS Jewelry Manufacturing Corp. as Defendant and Kariua as Plaintiff;
  (v)  that DKS has the requisite power and authority to convey the NIGT shares;
  (vi) that doing so will not violate any contract or violate any law;
 (vii) that all necessary corporate action has been taken to effect the transfer;
(viii) that the NIGT shares were validly authorized, duly issued, fully paid for and are non-assessable;
  (ix) that NIGT has issued no warrants, calls, options, has accepted no subscriptions, issued no securities, has engaged in no business and each of DKS and NIGT has, as the time of this closing, no liabilities of any kind whatsoever;
(c) deliver the corporate books and records of NIGT to UVGI or designee.

     B. Ltd. will: (a) deliver to the Escrow Agent appointed under the Escrow Agreement (Exhibit E hereto) the executed Commercial Coop Sub-sublease to UVGI or designee covering the sub-sublease of the therein described premises, as well as designated manufacturing equipment, for its

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respective term, together with the lessor's consent to such sub-sublease; and
(b) deliver to the selfsame Escrow Agent an Option in favor of Messrs. Isaac Nussen and George Weisz, or their designees, to acquire the shares underlying the sub-subleased premises and succeed Ltd. as the Tenant, upon payment of the consideration set forth therein, (and UVGI's payment of the balance of the purchase price under this Agreement) , together with the lessor's consent to such assignment and assumption.

     C. Kalman will directly, or through entities controlled by him, such as CIA Machinery LLC or Mirollo Corporation will: (a) deliver to the Escrow Agent, to be maintained by him in Escrow under the Escrow Agreement, for the benefit of UVGI, or Isaac Nussen and George Weisz, or designees of any of them, the agreements to acquire interests in machinery, as well as in patents and related diamond cut gold and silver chain manufacturing equipment as described in the agreements being entered into as of this date for the consideration therein stated; and (b) deliver an executed Independent Contractor's Agreement to UVGI or designee. The Agreements in (c) of this subpart C are not effective until they are to be released from escrow pursuant to the terms of the Escrow Agreement.

     D. UVGI or designee will, in turn: (a) deliver a certified check or official bank check to DKS (for endorsement over to Sterling) in the amount of $250,000, a promissory note of UVGI in the amount of $300,000.00 (the proceeds of which are to be paid to Sterling), payment of which is guaranteed by Messrs. Isaac Nussen and George Weisz and, for cancellation, two Notes, payable to the order of UVGI's parent corporation, each in the amount of $100,000, issued by Kalman, and AKS International AA Corp. as co-makers, copies of which are attached hereto as Exhibit F-l and F-2; and (b) an Officer's Certificate certifying that to the best of his knowledge:

        (i) UVGI, is a corporation validly existing and in good standing in the jurisdiction in which it was incorporated;

        (ii) that it has full power and has been duly authorized to execute and deliver this Agreement and carry out its terms;

       (iii) that fulfilling the terms of this Agreement will not violate any contract or law that it is aware of;

        (iv) deliver to Ltd. an executed copy of the Commercial COOP Sub-sublease with Ltd. and, if not heretofore provided, a security deposit for maintenance of the Commercial COOP in the amount of $10,000.00 (if it has not already done so); and (d) deliver to Kalman the executed Independent Contractor's Agreement.

7.    Covenants and their Survival

     Each party warrants and covenants to the other that: (a) no liability or obligation was incurred for a broker or finder or agent and none was involved in connection with this Agreement and the transactions described herein; and (b) there is no legal or contractual bar that, to their knowledge, precludes them from consummating the transactions contemplated in this Agreement; that, except as otherwise specifically stated, the written representations made by each to the other hereunder shall survive for a period of one year from the closing and shall remain in full force and effect during such period regardless of any investigation made by or on behalf of any party hereto so long as it was not discovered by such investigation. Anything in this Agreement to the contrary notwithstanding, Kalman's liability for damages under this entire Agreement shall be limited only to his breach of either of the following two warranties:

     1. No material customer or supplier of AKS Jewelry Manufacturing Corp. has advised


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him or AKS Jewelry Manufacturing Corp., orally or in writing, within the last twelve months, that it will no longer do business with him or such corporation; and

     2. Kalman will faithfully perform his duties under the Independent Contractor's Agreement and utilize his reasonable efforts, for at least one year, to bring about the orderly transition of the. customers, suppliers and business conducted by AKS Jewelry Manufacturing Corp. to UVGI or its designee. Non material breaches of this second warranty shall not result in liability hereunder.

     It is further agreed that the maximum Liability that may be imposed upon Kalman for breach of the two aforementioned warranties is $500,000. It is also understood and agreed that should Kalman faithfully perform his duties under the Independent Contractor's Agreement for one year from the date of this Agreement, he shall not be held accountable for any decrease in the profitability or volume of business generated from the use of the Assets by UVGI or its designee during said one year or any year thereafter.

     Each party hereto is responsible only for its own warranties and representations and is not responsible for the warranties and responsibilities of another party unless those warranties or representations were made with regard to an affiliate or subsidiary with regard to it by such third party.

8.    Indemnification

     Except as set forth in Section 7 of this Agreement, the parties hereto each indemnify and hold harmless the other, its or their successors, designees, servants and agents, promptly, on demand, from and against any and all losses, liabilities, actions, causes of actions, damages, costs, expenses (including, without limitation, reasonable fees and disbursements of counsel), charges, claims, liens and other obligations arising out of or on connection with any inaccuracy of any representation or breach of any warranty, covenant or agreement made by a party. If any legal proceeding, claims ' or demands are instituted or asserted by any person in respect of which any party hereto may seek indemnification from another the indemnified person shall promptly notify the indemnitor, in writing, of the assertion of any such claim, demand, proceeding and provide them with the opportunity to defend, settle or otherwise resolve such matter at the indemnitor's expense. The indemnitor shall either assume the defense and resolution of such matter within ten days through counsel reasonably satisfactory to the indemnified party or the indemnitee may appoint its own counsel to assume the defense and resolution of the matter at the indemnitor's cost and expense; and if the indemnitor declines to defend it even enter into a settlement with claimant at the indemnitor's cost and expense.

     The indemnifying party shall have no liability with respect to any settlement or compromise of a claim effected without its consent, which consent shall not be unreasonably withheld. Further, the indemnifying party shall not effect any compromise or settlement of any claim without the consent of the indemnified party which consent shall not be unreasonably withheld.

9.    General Provisions

     (a) Expenses. Except as otherwise provided in this Agreement, each party will bear its respective expenses incurred in connection with its preparation, execution, and performance, including all fees and expenses of agents, representatives, counsel and accountants.

     (b) Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement will be issued, if at au, at such time and in such manner as UVGI determines.


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     (c) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when delivered by hand (with written confirmation of receipt), (b) sent by registered mail return receipt requested, or (c) when received by addressee, if sent by a nationally recognized overnight delivery service(receipt requested), in each case to the proper addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):

If to any of:

DKS
Ltd.
Kalman Strobe1

       Attention: Mr. Kalman Strobe1
                  131 West 35th Street (5th floor)
                  New York, New York 10006

  With a copy to: Gerald P. Gross, Esq.
                  1140 Avenue of the Americas (18th fIoor)
                  New York, New York, 10036

  If to UVGI:

       Attention: Mr. Isaac Nussen
                  131 West 35th Street (5th floor)
                  New York, New York 10006

  With a copy to: Pincus Raice, Esq.
                  185 Madison Avenue (10th floor)
                  New York, New York 10016

     (d) Jurisdiction and Service of Process. The Courts of the State of New York in New York, New York, shall have exclusive jurisdiction over any matter arising out of this Agreement. Each party hereto consents to the jurisdiction and venue of such courts.

     (e) Further assurances. The parties agree to furnish to each other, upon request, such further information and to execute such further and other documents and to do such other things, all as the other party may reasonably request, for the purpose of carrying out the intent and terms of this Agreement.

     (f) Entire Agreement and Modification. This Agreement supersedes all prior Agreements between the parties with respect to the subject matter and constitutes, together with the other Agreements referred to herein or executed simultaneously herewith the entire and exclusive agreement of the parties with regard to the subjects covered therein. This Agreement may not be modified or amended except through a written statement executed by the party to be charged with the amendment or modification.

     (g) Assignments, Successors and Third Party Rights. Neither party may assign any of its rights under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Subject to the foregoing this Agreement shall be binding and inure to the benefit of the successors and permitted assigns of the parties. This Agreement and all of its


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provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     (h) Severability. If any provision of this Agreement is held to be invalid or unenforceable in part it shall not affect the validity of the balance.

     (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to be one and the same agreement.

10. Appointment of United Ventures Group, Inc. as UVGI's Designee For Limited Purposes.

     United Ventures Group, Inc. has been appointed, as permitted under the Agreement, to be UVGI's designee under this Agreement solely for the purposes of: (a)entering into the Independent Contractor's Agreement with Kalman Strobel; @)entering into the Sub-sublease of the Commercial Condominium with DKS Ltd.; paying the $250,000 to DKS Holding Corp. due at the Closing and issuance of the $300,000 Note to DKS Holding Corp. The responsibilities and liability of United Ventures Group, Inc. are expressly limited to the undertakings contained in such Agreements or instruments it is a designated party to and has executed. No third party beneficiaries are intended to be made or are made hereby.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.


DKS HOLDING CORP.             DKS Ltd.

By: __________________        By: ____________________     __________________
    Kalman Strobel                  Kalman Strobel         Kalman Strobel
    President









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